Barbara Tejeda CEO El Maniel 7424 Brighton Village Dr. Raleigh, NC 27616	September 3rd, 2007

Lic. Jose’ Matias Maragoto Gonzalez
CEO
ABRAM S.A.
Calle Marcos Ruiz #79
Villa Juana, Santo Domingo Dominican Republic

Dear Lic. Jose’ Matias,

This letter is to formalize our agreement that El Maniel will contract ABRAM S.A. to manufacture the OPLC Cigar Brand.  This agreement is in place as of the date on this letter and secured by both our signatures.

Your Truly,

/s/  Barbara Tejeda
Barbara Tejeda
CEO

ACCEPTED AND AGREED:

Lic. Jose’ Matias Maragoto Gonzalez

Signature: /s/	Date: September 3rd, 2007

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